UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2025

China Automotive Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-33123	33-0885775
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

No. 1 Henglong Road, Yu Qiao Development Zone
Shashi District, Jing Zhou City
Hubei Province
The People's Republic of China
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code (86) 27-8757 0027

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	CAAS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 10, 2025, China Automotive Systems, Inc. (the “Company”) held a Special Meeting of Stockholders (the “Meeting”). At the meeting, 22,717,533 shares of the Company’s common stock entitled to vote at the Meeting, as of the record date of July 30, 2025, were present in person or by proxy, representing 75.29 % of the Company’s outstanding voting capital stock and constituting a quorum for the transaction of business.

The final voting results for the only matter below submitted to a vote of stockholders at the meeting are as follows, among which, the affirmative votes constitute 72.69 % of the total 30,170,702 shares of the issued and outstanding common stock, as of the record date of July 30, 2025 (excluding 2,167,600 shares of the Company’s treasury stock). No broker non-votes were counted for the proposal.

A proposal to approve and adopt the agreement and plan of merger (the “Merger Agreement”) by and between the Company and China Automotive Systems Holdings, Inc., an exempted company incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of the Company (“CAAS Cayman”), which includes a plan of merger required to be filed with the Registrar of Companies of the Cayman Islands, substantially in the form as attached as Annex A to the Merger Agreement (the “Plan of Merger”), pursuant to which the Company will merge with and into CAAS Cayman, with CAAS Cayman as the surviving company upon the merger becoming effective, and whereby each issued and outstanding share of the common stock of the Company will be converted into the right to receive one ordinary share, par value US$0.001 each, of CAAS Cayman, credited as fully paid (the “Redomicile Merger”).

The voting result of the shares of the Company’s voting stock for the Redomicile as a Cayman Islands company is set forth below:

For	Against	Abstained
21,932,388	556,326	228,819

Pursuant to the foregoing votes, the Merger Agreement, the Plan of Merger and the Redomicile Merger contemplated thereunder were approved and adopted.

Item 8.01	Other Events.

On September 11, 2025, the Company completed the Redomicile Merger. Pursuant to the Merger Agreement, the Company has merged with and into CAAS Cayman, with CAAS Cayman as the surviving company. Each issued and outstanding share of the common stock of the Company was converted into the right to receive one ordinary share of CAAS Cayman. CAAS Cayman’s ordinary shares will be listed on NASDAQ under the symbol “CAAS”.

The information contained under this Item 8.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Safe Harbor Statement

This report contains certain “forward-looking statements” relating to the Company and CAAS Cayman, including statements regarding the listing of CAAS Cayman’s ordinary shares on NASDAQ. These statements are forward-looking in nature and subject to risks and uncertainties that may cause actual results to differ materially. All forward-looking statements included in this report are based upon information available to the Company and CAAS Cayman as of the date of this report, which may change, and the Company and CAAS Cayman undertake no obligation to update or revise any forward-looking statements, except as may be required under applicable securities law.

Item 9.01	Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description of Document

104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Automotive Systems, Inc.

(Registrant)

Date: September 11, 2025	By:	/s/ Hanlin Chen
Hanlin Chen
Chairman